Exhibit (i)

WILMERHALE

April 28, 2006	Alexandra Poe

VIA EDGAR	+1 212 295 6334 (t) +1 212 230 8888 (f) alexandra.poe@wilmerhale.com

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:	Barclays Global Investors Funds (the “Trust”)
File Nos. 033-54126; 811-07332

Ladies and Gentlemen:

Enclosed herewith for filing on behalf of the Trust pursuant to: (1) the Securities Act of 1933, as amended (the “1933 Act”), and Rule 485(b) thereunder; (2) the Investment Company Act of 1940, as amended (the “1940 Act”); and (3) Rule 101(a) of Regulation S-T, is post-effective amendment No. 58 (amendment No. 62 under the 1940 Act) to the Trust’s registration statements on Form N-1A (the “Amendment”). The Amendment includes the prospectuses, statement of additional information, Part C and exhibits with respect to each series of the Trust (each, a “Fund”).

The Amendment is being filed pursuant to Rule 485(b) under the 1933 Act and is intended to become effective on May 1, 2006. The Amendment is being filed to: (i) reflect the staff of the Securities and Exchange Commission’s (“Commission”) comments on the Trust’s registration statement relating to the Funds, which was filed with the Commission on March 2, 2006 pursuant to Rule 485(a) under the 1933 Act, (ii) provide updated financial statements for the most recent fiscal year, as required by Section 10(a) of the 1933 Act, (iii) provide updated performance, fee and expense information, (iv) make other non-material changes, and (v) file exhibits. Attached hereto is a letter from the Trust certifying that the Amendment does not contain disclosure that would make it ineligible to become effective pursuant to Rule 485(b).

In addition, Wilmer Cutler Pickering Hale and Dorr LLP hereby consents to the use of its name and to the reference to it under the caption “Legal Counsel” in the Statements of Additional Information, which are included as part of this Amendment.

If you have any questions or comments concerning the Amendment, please contact me at (212) 295-6334 or Leonard A. Pierce at (617) 526-6440, counsel to the Trust.

Sincerely,

/s/ Alexandra Poe

Alexandra Poe

Enclosures

Wilmer Cutler Pickering Hale and Dorr LLP, 399 Park Avenue, New York, New York 10022

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